Exhibit 10.6.7

FIRST AMENDMENT TO THE

PROGRAM SERVICES AGREEMENT

THIS AMENDMENT is effective as of August 22, 2011, by and between ING Life Insurance and Annuity Company (“ING”) and the ABA Retirement Funds (the “ABA RF”).

WHEREAS, ING and the ABA RF entered into a Program Services Agreement, effective as of May 1, 2009 (the “Agreement”);

WHEREAS, the parties now desire to amend the Agreement to provide that, effective August 22, 2011, the provider of the Self-Managed Option (as defined in the Agreement) shall be engaged by ABA RF, in its sole and absolute discretion.

NOW, THEREFORE, pursuant to Section 13.06 of the Agreement, the Agreement is hereby amended as follows:

1. The following new Sections 1.12, 1.13 and 1.14 are added to Article 1 of the Agreement immediately after Section 1.11 appearing therein, and the remaining Section thereof and cross-references thereto are appropriately renumbered:

1.12.	“Brokerage Interface Procedures” means the procedures established between ING and the Brokerage Services Provider pursuant to Section 9.01.

1.13.	“Brokerage Services Agreement” means the agreement between ABA RF and the Brokerage Services Provider for the provision of brokerage services for the Self-Managed Option.

1.14.	“Brokerage Services Provider” means TD Ameritrade, Inc. or such other entity as the ABA RF shall engage to provide brokerage services for the Self-Managed Option.

2.	Section 9.01(b) is amended in its entirety to read as follows:

9.01(b) Self-Managed Option. Within 30 days after the date on which it is notified that the ABA RF has engaged a Brokerage Services Provider, ING shall enter into the Brokerage Interface Procedures agreement with such Brokerage Services Provider. The Brokerage Interface Procedures agreement shall contain such provisions as the parties shall deem necessary or appropriate to maintain the Self-Managed Option under the Program, to provide access thereto pursuant to the facilities provided by ING pursuant to Sections 3.03, 3.04, 3.05, 3.06 and 3.07 to include relevant information in the Program’s Records and Data and such other items as shall be necessary or appropriate for ING to carry out its obligations under the Agreement with respect to the Self-Managed Option. ABA RF shall not be a party to the Brokerage Interface Procedures agreement, but such agreement shall name ABA RF as a third-party beneficiary thereof with a right to enforce the Brokerage Interface Procedures agreement on behalf of the Program. In no event shall the Brokerage Interface Procedures agreement be executed or amended unless the form thereof has been approved in writing by ABA RF. Notwithstanding the foregoing, in lieu of entering into a Program Interface Procedures agreement, ING may, together with the Brokerage Services Provider, represent and warrant to the ABA RF that a Program Interface Procedures agreement is not necessary because they have already in place the necessary agreements or understanding, and ING shall covenant in writing to the ABA RF that no dispute between ING and the Brokerage Services Provider shall result in any interruption of the services required hereunder to the extent initiated by ING.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Program Services Agreement by their duly authorized officers as the date first written above.

ING Life Insurance and Annuity Company		ABA Retirement Funds

By:	/s/ Ralph R. Ferraro	By:	/s/ M. Catherine Richardson
Name:	Ralph R. Ferraro	Name:	M. Catherine Richardson
Title:	Senior Vice President	Title:	President

ING Institutional Plan Services, LLC

By:	/s/ Beth Halberstadt
Name:	Beth Halberstadt
Title:	Senior Vice President

REPRESENTATION & WARRANTY

Pursuant to Section 9.01(b) of the Program Services Agreement, ING Life Insurance and Annuity Company (“ING”) hereby represents and warrants to the ABA Retirement Funds (“ABA RF”) that a Brokerage Interface Procedures agreement between ING and the Brokerage Services Provider is not necessary because ING or its affiliates already have in place the necessary agreements or understanding with the Brokerage Services Provider to maintain the Self-Managed Option under the Program.

ING Life Insurance and Annuity Company

By:	/s/ Ralph R. Ferraro
Name:	Ralph R. Ferraro
Title:	Senior Vice President

Date:	December 19, 2011

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